Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Simwon America Corp:

We hereby consent to the inclusion in this Amendment No. 2 to Registration Statement of Simwon America Corp. (the “Company”) of our report dated September 18, 2026, except for Note 8, as to which the date is October 27, 2026, with respect to our audits of the Company’s financial statements as of and for the years ended June 30, 2026 and 2025.

We hereby consent to the inclusion in this Amendment No. 2 to Registration Statement of Simwon America Corp. (the “Company”) of our report dated March 31, 2026 except for Notes 5 and 6, as to which the date is June 10, 2026, and Note 2.2, as to which the date is June 24, 2026 with respect to our audit of the Company’s consolidated financial statements as of and for the years ended June 30, 2025 and 2024.

We also consent to the reference to our Firm under the caption “Experts” in such prospectus.

/s/ TAAD LLP

Diamond Bar, California

November 6, 2026